EXHIBIT 10.6

Guarantee Letter
(Natural Person Guarantee)
[Unofficial Translation]

To: Beijing Guojincheng Asset Management Co., Ltd. (Lender)

In order to ensure the implement of the loan contract (Contract number: GJC201110) between the lender and New Energy Systems Group (Borrower) on April 21, 2011 (Hereinafter referred to as “Main contract.” The amount of the loan is RMB 30 million with a term of 730 days. The annual interest rate is 10%, starting from the borrowing date.), the guarantor (Weihe Yu) is willing to act as the guarantor of the main contact and bear joint responsibility. The content of the guarantee is as following:

1.
The scope of the guarantee: include the principal of the loan (according to the amount disclosed in the main contract), interest, penalty, damages and litigation or arbitration fees which the lender pays to realize its creditor’s rights, property preservation costs, evidence preservation costs, enforcement costs, assessment fees, auction fees, appraisal fees, legal fees, travel expenses, investigation, evidence collection fees, and etc.

2.
The guarantor promises: if the borrower fails to pay back all the debt in accordance with the time and method in the main contract, the guarantor shall bear joint responsibility in accordance with the scope indicated in section 1 (including, but not limited, to loan principal, interest, and penalty) after receiving “Guarantee Responsibility Notice” from the lender. If the borrower cannot pay back the debt within the period above, the guarantee shall legally bear joint responsibility to the debt within the scope of guarantee.

3.
This guarantee is independent. It shall not be affected by the invalidity of the main contract or partial invalidity of the main contract. It shall not be affected or become invalid due to any modification, supplementation or deletion of the main contract. The guarantor shall still bear joint responsibility for the debt occurred under the main contract. The guarantor has received, read, and understood the main contract. The guarantor has no objection to the main contract. The guarantor does not have any defense right to the main contract.

4.
The term of this guarantee is two years, starting from the date of maturity of the main contract. (If any matters caused the main contact to become due earlier than the date of maturity pursuant to laws, regulations and main contract, the two year term of this guarantee shall start from the date when the main contract becomes due.)

5.	The guarantor confirms and guarantees:
a.	The guarantor’s financial position is sufficient to assume the responsibilities listed in this guarantee letter;
b.	The guarantor is willing to use all his assets (including family property) to assume the joint guarantee responsibilities;
c.
The guarantor agrees to provide a list of all properties to the lender and ensure that he has the full ownership or disposing rights for all the listed property. Beginning on the signature date of this guarantee letter, without lender’s permission, the guarantor cannot dispose the above mentioned property (including mortgage, pledge, transfer, lease and etc). If the lender deems necessary, he can implement insurance, mortgage, pledge, and lease to parts of the property. The guarantor promises to assist with the registration procedures (if a mortgage or pledge is set on the properties, then the parties shall enter into a separate mortgage or pledge guarantee contract);

d.
If all the assets listed above are insufficient to guarantee the responsibility owed to the lender, the guarantor promises to bear the responsibility to pay back the insufficient part until all the items stated in section 1 of this guarantee letter are cleaned.

6.
The responsibilities listed in this letter shall not be changed if the borrower’s civil capacity is lost or restricted. It shall not be limited by any contract, agreement, and document which the borrower enters into with others. It shall not be changed due to bankruptcy, insolvency, the loss of corporate status, the amendment of article of corporation of the borrower. It shall not be affected due to the lender’s forfeiture or change of the other guarantee rights listed under the main contract. This guarantee shall remain in effect during the guarantee term.

7.
If there are any dispute arising out of the implementation of this guarantee letter, both sides should actively negotiate a settlement. Otherwise, either party shall have the right to start a proceeding in the people court with jurisdiction of the main contract (the local court where this guarantee letter was signed).

8.	This guarantee letter shall become effect once the guarantor signed.

Guarantor:   Weihe Yu   (Signature, finger print)

Date:	4/21/2011
Signature Location: Futian District, Shenzhen City